Exhibit 10.2

FORM OF

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is entered into on September 30, 2023, y and among Panacea Life Sciences Holdings, Inc., a Nevada corporation, or its assigns (“Buyer,” or “PLSH”), Lizard Juice, LLC, a Delaware limited liability company (“Lizard Juice”), Gary Wilder, an individual resident of Florida (“Wilder”), New Age Distribution, LLC, a Florida limited liability company (“New Age Distribution”), and N7 Enterprises, Inc., a Florida corporation and the parent company of Lizard Juice and New Age Distribution (“N7 Enterprises”, and collectively together with Lizard Juice, Wilder and New Age Distribution, its and their respective subsidiaries, affiliates and assigns, the “Seller” or “Sellers”), for the benefit of Buyer.

Recitals

A. Sellers and Buyer, among others, entered into that certain Asset Purchase Agreement dated June 30, 2023 (the “APA”), whereby Buyer agreed to purchase the Assets from Sellers; and

B. Capitalized terms not defined herein have the respective meanings ascribed to them in the APA.

NOW THEREFORE, Sellers certifies as follows:

Terms

1. Sale of Assets. In accordance with the terms and conditions of the APA, Sellers hereby sell, transfer, convey, assign and deliver unto Buyer all of the Assets subject to the APA, free and clear of all Liens.

2. Title. Sellers have good and marketable title to the Assets, free and clear of all Liens, and Buyer hereby receives such good and marketable title thereto.

3. Warranty. Sellers shall warrant and defend the sale, transfer, conveyance, assignment and conveyance of the Assets hereunder against each and every person or persons claiming against any or all of the same.

4. Further Assurances. Sellers shall take all steps necessary to put Buyer in actual possession and operating control of the Assets, including by executing and delivering, or causing to be executed and delivered, such further instruments or documents of transfer, assignment and conveyance, or by taking such other actions as may be reasonably requested in writing by Buyer.

5. Independent Covenants. This Bill of Sale is subject in all respects to the terms and conditions of the APA. Nothing contained in this Bill of Sale will be deemed to diminish any of the obligations, agreements, covenants, or statements of fact of Sellers set forth in the APA.

6. Dispute Resolution. If a dispute arises under this Bill of Sale, such dispute will be settled by in accordance with the provisions set forth in the APA.

7. Electronic or Fax Signatures. This Bill of Sale may be executed electronically or by fax which will each be effective as original signature.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by the duly authorized representative of Sellers as of the date first above written.

SELLERS

/s/ Gary Wilder
Gary Wilder, Individually and as Authorized Representative for Sellers